EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB’S SECOND QUARTER REVENUES RISE 13% TO SURPASS $5 BILLION
Quarterly net income also reaches new highs of $1.8 billion GAAP, $2.0 billion adjusted (1)
Sustained client focus helps power continued strong business momentum

    WESTLAKE, Texas, July 18, 2022 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2022 was a record $1.8 billion compared with $1.4 billion for the first quarter of 2022, and $1.3 billion for the second quarter of 2021. Net income for the six months ended June 30, 2022 was $3.2 billion, compared with $2.7 billion for the year-earlier period. During the quarter, acquisition and integration-related costs and the amortization of acquired intangibles totaled $94 million and $154 million, respectively, on a pre-tax basis. In addition, the company’s second quarter of 2021 included a charge of approximately $200 million, or $.10 per share, regarding a now settled regulatory matter.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights (1)	2022	2021	Change	2022	2021	Change

Net revenues (in millions)	$5,093	$4,527	13%	$9,765	$9,242	6%
Net income (in millions)
GAAP	$1,793	$1,265	42%	$3,195	$2,749	16%
Adjusted (1)	$1,981	$1,483	34%	$3,572	$3,173	13%
Diluted earnings per common share
GAAP	$.87	$.59	47%	$1.54	$1.32	17%
Adjusted (1)	$.97	$.70	39%	$1.74	$1.55	12%
Pre-tax profit margin
GAAP	44.6%	38.0%		42.1%	39.8%
Adjusted (1)	49.5%	44.6%		47.2%	46.0%
Return on average common
stockholders’ equity (annualized)	19%	10%		15%	10%
Return on tangible
common equity (annualized) (1)	45%	20%		32%	21%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

CEO Walt Bettinger said, “Throughout the first half of 2022, we’ve kept our focus on serving clients and they’ve rewarded us with sustained strength in business momentum and growth. Clients remained engaged during the second quarter even as pressures mounted on the U.S. economy, including rising inflation and the Fed’s corresponding shift to an aggressive tightening stance, ongoing geopolitical turmoil driven by the war in Ukraine, and more-volatile equity markets that are now in bear-market territory. These pressures have all contributed to an environment that highlights the importance of our contemporary approach to full-service investing, where clients can choose how to access the help they need in the manner that works best for them by visiting one of our branches, speaking with one of our phone-based investment professionals, or utilizing the content, resources and capabilities provided through our website and mobile app.

The value of Schwab’s scalable, multi-channel service model was on full display during the past quarter as we facilitated over 575 million total interactions, including nearly 5 million inbound contacts with an average speed to answer of less than 20 seconds.”

“Sustained client engagement was also reflected in daily trading volume during the second quarter, which averaged 6.2 million, approximately 3% above year-earlier levels,” Mr. Bettinger continued. “Clients opened 1.0 million new brokerage accounts during the quarter, and we ended June with 33.9 million active accounts, up 5% year-over-year. Additionally, while the core net new assets (NNA) that clients brought to us during the quarter were impacted by the record tax-season outflows we experienced in April, the $73 billion in core NNA that came in between May 1 and June 30 represented a continuation of the 6% annualized organic growth rate we achieved during the first quarter of 2022. We ended June with $6.83 trillion in client assets versus $7.57 trillion a year earlier, which helps illustrate the extent of the market valuation pressures clients are facing even as they’ve added more than $480 billion in core NNA to their accounts over the past 12 months.”

Mr. Bettinger concluded, “As we move deeper into 2022, our focus remains squarely on executing our “Through Clients’ Eyes” strategy, along with driving progress across our strategic priorities and our TD Ameritrade integration. We know that clients trust us to provide the help and advice they need to navigate any environment, but that it’s particularly important to be there for them as they assess their investments in light of tougher headwinds. To me, there is no greater reward than seeing our client service professionals earn year-to-date satisfaction scores that are among the highest we’ve ever recorded. We remain convinced that our client-first mindset – in combination with our service culture and relentless attention to scale and efficiency – helps create a formidable competitive advantage for Schwab as we continue to realize our vision of modern wealth management.”

“Our second quarter financial results demonstrated the power of our all-weather model as we supported our clients through an increasingly challenging environment,” noted CFO Peter Crawford. “Record total revenue of $5.1 billion, up 13% versus the prior year, reflected a combination of ongoing business momentum, rapidly tightening monetary policy, and continued strength in client engagement. Net interest revenue was up 31% from the prior year as higher interest rates and client cash balances more than offset the impact of softer securities lending activity. At the same time, asset management and administration fees were essentially flat due to weaker equity market valuations and trading revenues were down 7% largely due to changes in the mix of client activity. Additionally, the other revenue line included $37 million in pre-tax gains related to the sales of Schwab Compliance Technologies and a small business investment.”

Mr. Crawford continued, “On the expense front, quarterly GAAP spending increased slightly year-over-year to $2.8 billion, including $94 million in acquisition and integration-related costs and $154 million in amortization of acquired intangibles. Exclusive of these items, adjusted total expenses (1) were up 2% versus the second quarter of 2021. Our pre-tax profit margin expanded to 44.6% and rose nearly 500 basis points to 49.5% on an adjusted basis (1). Also, the reversal of $62 million in tax reserves due to the resolution of certain state matters helped further bolster after-tax profitability. We believe the combination of our diversified revenue mix with disciplined expense prioritization helps keep us positioned to deliver healthy financial performance through the cycle.”

“Attentive balance sheet management, including the maintenance of appropriate capital and liquidity to support client activity, remains core to our financial strategy,” added Mr. Crawford. “During the quarter, total assets contracted by 6% to $638 billion. This decrease was primarily attributable to record tax disbursements in April as well as expected client cash sorting behavior during the latter part of the period. The company’s preliminary Tier 1 Leverage Ratio moved closer to our operating objective, expanding to 6.4% at the end of June, while second quarter return on equity and ROTCE (1) were 19% and 45%, respectively. The overall strength of today’s results highlights our continued success with clients and further bolsters our confidence in our ability to build long-term stockholder value.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on recent account activity was posted on May 14, 2021.

Summer Business Update
The company has scheduled a Summer Business Update for institutional investors on Thursday, July 28, 2022. The Update, which will be held via webcast, is scheduled to run from approximately 8:00 a.m. - 9:00 a.m. PT, 11:00 a.m. -
12:00 p.m. ET. Registration for this Update is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to business momentum and growth; strategic priorities; TD Ameritrade integration; competitive advantage; all-weather model; expense prioritization; financial performance; Tier 1 leverage ratio operating objective; and stockholder value. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; manage expenses; and monetize client assets. Other important factors include client use of the company’s advisory solutions and other products and services; general market conditions, including equity valuations and the level of interest rates; the level and mix of client trading activity; market volatility; margin loan balances; securities lending; competitive pressures on pricing; client cash sorting; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; balance sheet positioning relative to changes in interest rates; interest earning asset mix and growth; the migration of bank deposit account balances; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 33.9 million active brokerage accounts, 2.3 million corporate retirement plan participants, 1.7 million banking accounts, and $6.83 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Revenues
Interest revenue	$2,710	$2,068	$5,029	$4,083
Interest expense	(166)	(121)	(302)	(225)
Net interest revenue	2,544	1,947	4,727	3,858
Asset management and administration fees (1)	1,052	1,047	2,120	2,063
Trading revenue	885	955	1,848	2,171
Bank deposit account fees	352	337	646	688
Other	260	241	424	462
Total net revenues	5,093	4,527	9,765	9,242
Expenses Excluding Interest
Compensation and benefits	1,426	1,318	2,972	2,748
Professional services	258	247	502	473
Occupancy and equipment	294	239	563	476
Advertising and market development	105	128	207	244
Communications	169	166	313	313
Depreciation and amortization	159	135	309	264
Amortization of acquired intangible assets	154	154	308	308
Regulatory fees and assessments	67	66	135	144
Other	187	355	343	593
Total expenses excluding interest	2,819	2,808	5,652	5,563
Income before taxes on income	2,274	1,719	4,113	3,679
Taxes on income	481	454	918	930
Net Income	1,793	1,265	3,195	2,749
Preferred stock dividends and other	141	148	265	244
Net Income Available to Common Stockholders	$1,652	$1,117	$2,930	$2,505
Weighted-Average Common Shares Outstanding:
Basic	1,896	1,886	1,895	1,884
Diluted	1,904	1,896	1,905	1,894
Earnings Per Common Shares Outstanding (2):
Basic	$.87	$.59	$1.55	$1.33
Diluted	$.87	$.59	$1.54	$1.32

(1) Includes fee waivers of $3 million and $57 million for the three and six months ended June 30, 2022, respectively, and $85 million and $163 million for the three and six months ended June 30, 2021, respectively.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q2-22 % change		2022		2021
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-21	Q1-22	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	31%	17%	$2,544	$2,183	$2,142	$2,030	$1,947
Asset management and administration fees	—	(1)%	1,052	1,068	1,110	1,101	1,047
Trading revenue	(7)%	(8)%	885	963	1,017	964	955
Bank deposit account fees	4%	20%	352	294	304	323	337
Other	8%	59%	260	164	135	152	241
Total net revenues	13%	9%	5,093	4,672	4,708	4,570	4,527
Expenses Excluding Interest
Compensation and benefits	8%	(8)%	1,426	1,546	1,399	1,303	1,318
Professional services	4%	6%	258	244	271	250	247
Occupancy and equipment	23%	9%	294	269	254	246	239
Advertising and market development	(18)%	3%	105	102	122	119	128
Communications	2%	17%	169	144	130	144	166
Depreciation and amortization	18%	6%	159	150	145	140	135
Amortization of acquired intangibles assets	—	—	154	154	154	153	154
Regulatory fees and assessments	2%	(1)%	67	68	67	64	66
Other	(47)%	20%	187	156	143	140	355
Total expenses excluding interest	—	—	2,819	2,833	2,685	2,559	2,808
Income before taxes on income	32%	24%	2,274	1,839	2,023	2,011	1,719
Taxes on income	6%	10%	481	437	443	485	454
Net Income	42%	28%	$1,793	$1,402	$1,580	$1,526	$1,265
Preferred stock dividends and other	(5)%	14%	141	124	131	120	148
Net Income Available to Common Stockholders	48%	29%	$1,652	$1,278	$1,449	$1,406	$1,117
Earnings per common share (1):
Basic	47%	30%	$.87	$.67	$.77	$.74	$.59
Diluted	47%	30%	$.87	$.67	$.76	$.74	$.59
Dividends declared per common share	11%	—	$.20	$.20	$.18	$.18	$.18
Weighted-average common shares outstanding:
Basic	1%	—	1,896	1,894	1,892	1,888	1,886
Diluted	—	—	1,904	1,905	1,902	1,898	1,896
Performance Measures
Pre-tax profit margin			44.6%	39.4%	43.0%	44.0%	38.0%
Return on average common stockholders’ equity (annualized) (2)			19%	12%	12%	12%	10%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	113%	(29)%	$64.6	$91.1	$63.0	$34.3	$30.3
Cash and investments segregated	34%	(2)%	53.5	54.4	53.9	42.3	39.9
Receivables from brokerage clients — net	(7)%	(10)%	76.1	84.1	90.6	86.6	82.2
Available for sale securities (3)	(26)%	(2)%	265.3	272.0	390.1	377.0	359.6
Held to maturity securities (3)	N/M	(5)%	100.1	105.3	—	—	—
Bank loans — net	37%	6%	39.6	37.2	34.6	31.6	28.9
Total assets	11%	(6)%	637.6	681.0	667.3	607.5	574.5
Bank deposits	20%	(5)%	442.0	465.8	443.8	395.3	368.6
Payables to brokerage clients	9%	(8)%	114.9	125.3	125.7	113.1	105.0
Short-term borrowings	(60)%	(67)%	1.4	4.2	4.9	3.0	3.5
Long-term debt	13%	(4)%	21.1	21.9	18.9	19.5	18.7
Stockholders’ equity	(23)%	(7)%	44.5	48.1	56.3	57.4	57.5
Other
Full-time equivalent employees (at quarter end, in thousands)	8%	3%	35.2	34.2	33.4	32.4	32.5
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	51%	62%	$339	$209	$431	$176	$225
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.15%	0.13%	0.13%	0.15%
Clients’ Daily Average Trades (DATs) (in thousands)	3%	(5)%	6,227	6,578	6,102	5,549	6,042
Number of Trading Days	(2)%	—	62.0	62.0	63.5	64.0	63.0
Revenue Per Trade (4)	(9)%	(3)%	$2.29	$2.36	$2.62	$2.71	$2.51

(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) In January 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part I – Item 1 – Note 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2022			2021			2022			2021
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$65,414	$133	0.81%	$41,913	$9	0.07%	$68,920	$167	0.48%	$40,414	$16	0.08%
Cash and investments segregated	51,232	79	0.61%	41,037	4	0.04%	51,570	94	0.36%	44,573	14	0.06%
Receivables from brokerage clients	79,061	706	3.53%	75,737	609	3.18%	81,618	1,332	3.24%	71,760	1,172	3.25%
Available for sale securities (1,2)	287,313	1,088	1.51%	344,719	1,103	1.28%	285,927	2,035	1.42%	341,500	2,194	1.28%
Held to maturity securities (2)	101,752	339	1.33%	—	—	—	102,580	717	1.40%	—	—	—
Bank loans	38,831	230	2.38%	27,234	148	2.18%	37,351	417	2.24%	25,862	287	2.22%
Total interest-earning assets	623,603	2,575	1.64%	530,640	1,873	1.40%	627,966	4,762	1.51%	524,109	3,683	1.40%
Securities lending revenue		130			194			259			398
Other interest revenue		5			1			8			2
Total interest-earning assets	$623,603	$2,710	1.73%	$530,640	$2,068	1.55%	$627,966	$5,029	1.60%	$524,109	$4,083	1.55%
Funding sources
Bank deposits	$449,936	$28	0.03%	$368,026	$13	0.01%	$451,306	$44	0.02%	$365,576	$26	0.01%
Payables to brokerage clients	101,784	4	0.02%	87,367	2	0.01%	103,846	6	0.01%	87,353	4	0.01%
Short-term borrowings	2,587	4	0.69%	3,245	3	0.33%	3,646	8	0.46%	2,175	3	0.30%
Long-term debt	21,119	124	2.34%	18,349	97	2.12%	20,495	232	2.26%	16,308	182	2.23%
Total interest-bearing liabilities	575,426	160	0.11%	476,987	115	0.10%	579,293	290	0.10%	471,412	215	0.09%
Non-interest-bearing funding sources	48,177			53,653			48,673			52,697
Securities lending expense		8			7			15			12
Other interest expense		(2)			(1)			(3)			(2)
Total funding sources	$623,603	$166	0.11%	$530,640	$121	0.09%	$627,966	$302	0.10%	$524,109	$225	0.08%
Net interest revenue		$2,544	1.62%		$1,947	1.46%		$4,727	1.50%		$3,858	1.47%
(1) Amounts have been calculated based on amortized cost.
(2) In January 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part I – Item 1 – Note 4 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2022			2021			2022			2021
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$146,009	$106	0.29%	$157,057	$114	0.29%	$145,371	$208	0.29%	$163,370	$236	0.29%
Fee waivers		(3)			(85)			(57)			(163)
Schwab money market funds	146,009	103	0.28%	157,057	29	0.07%	145,371	151	0.21%	163,370	73	0.09%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	431,747	92	0.09%	415,311	94	0.09%	444,036	189	0.09%	396,296	180	0.09%
Mutual Fund OneSource® and other non- transaction fee funds	192,435	149	0.31%	228,890	180	0.32%	202,538	314	0.31%	225,673	352	0.31%
Other third-party mutual funds and ETFs	795,727	171	0.09%	896,236	178	0.08%	833,969	350	0.08%	872,822	346	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,565,918	515	0.13%	$1,697,494	481	0.11%	$1,625,914	1,004	0.12%	$1,658,161	951	0.12%
Advice solutions (1)
Fee-based	$440,336	461	0.42%	$448,107	490	0.44%	$454,830	957	0.42%	$436,368	958	0.44%
Non-fee-based	86,684	—	—	87,857	—	—	88,509	—	—	86,312	—	—
Total advice solutions	$527,020	461	0.35%	$535,964	490	0.37%	$543,339	957	0.36%	$522,680	958	0.37%
Other balance-based fees (2)	566,712	61	0.04%	605,617	63	0.04%	591,695	128	0.04%	591,090	127	0.04%
Other (3)		15			13			31			27
Total asset management and administration fees		$1,052			$1,047			$2,120			$2,063
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-22 % Change		2022		2021
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-21	Q1-22	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	18%	(5)%	$552.5	$584.3	$566.1	$503.9	$469.5
Bank deposit account balances	(4)%	1%	155.6	154.8	158.5	153.3	161.9
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	5%	11%	159.2	143.1	146.5	147.7	151.9
Equity and bond funds and CTFs (2)	(10)%	(15)%	149.5	175.8	183.1	167.4	165.9
Total proprietary mutual funds and CTFs	(3)%	(3)%	308.7	318.9	329.6	315.1	317.8
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(18)%	(17)%	196.6	235.5	234.9	234.7	240.2
Mutual fund clearing services	(32)%	(22)%	184.4	235.4	254.2	271.9	271.3
Other third-party mutual funds (4)	(17)%	(14)%	1,189.4	1,383.3	1,497.7	1,450.1	1,441.5
Total Mutual Fund Marketplace	(20)%	(15)%	1,570.4	1,854.2	1,986.8	1,956.7	1,953.0
Total mutual fund assets	(17)%	(14)%	1,879.1	2,173.1	2,316.4	2,271.8	2,270.8
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	(3)%	(11)%	237.7	268.5	271.8	251.6	245.2
Other third-party ETFs	(3)%	(11)%	1,129.0	1,270.6	1,296.4	1,183.7	1,158.8
Total ETF assets	(3)%	(11)%	1,366.7	1,539.1	1,568.2	1,435.3	1,404.0
Equity and other securities	(15)%	(19)%	2,548.5	3,131.1	3,259.8	2,976.7	2,988.8
Fixed income securities	12%	12%	403.5	360.7	356.4	356.8	359.6
Margin loans outstanding	(8)%	(9)%	(73.4)	(81.0)	(87.4)	(83.8)	(79.8)
Total client assets	(10)%	(13)%	$6,832.5	$7,862.1	$8,138.0	$7,614.0	$7,574.8
Client assets by business
Investor Services	(13)%	(15)%	$3,598.7	$4,235.5	$4,400.7	$4,137.7	$4,146.2
Advisor Services	(6)%	(11)%	3,233.8	3,626.6	3,737.3	3,476.3	3,428.6
Total client assets	(10)%	(13)%	$6,832.5	$7,862.1	$8,138.0	$7,614.0	$7,574.8
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(80)%	(84)%	$8.8	$54.6	$33.4	$57.9	$44.5
Advisor Services	(46)%	(47)%	34.6	65.9	101.2	81.1	64.3
Total net new assets	(60)%	(64)%	$43.4	$120.5	$134.6	$139.0	$108.8
Net market gains (losses)			(1,073.0)	(396.4)	389.4	(99.8)	396.9
Net growth (decline)			$(1,029.6)	$(275.9)	$524.0	$39.2	$505.7
New brokerage accounts (in thousands, for the quarter ended)	(39)%	(16)%	1,014	1,202	1,318	1,178	1,657
Client accounts (in thousands)
Active brokerage accounts	5%	1%	33,896	33,577	33,165	32,675	32,265
Banking accounts	6%	2%	1,669	1,641	1,614	1,580	1,574
Corporate retirement plan participants	6%	1%	2,275	2,246	2,200	2,207	2,149

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of June 30, 2022, off-platform equity and bond funds, CTFs, and ETFs were $21.4 billion, $4.9 billion, and $86.4 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of June 30, 2022, third-party money funds were $9.3 billion.
(5) Second quarter of 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client. Fourth quarter of 2021 includes outflows of $27.6 billion from mutual fund clearing services clients.

The Charles Schwab Corporation Monthly Activity Report For June 2022

	2021							2022						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	34,503	34,935	35,361	33,844	35,820	34,484	36,338	35,132	33,893	34,678	32,977	32,990	30,775	(7)%	(11)%
Nasdaq Composite®	14,504	14,673	15,259	14,449	15,498	15,538	15,645	14,240	13,751	14,221	12,335	12,081	11,029	(9)%	(24)%
Standard & Poor’s® 500	4,298	4,395	4,523	4,308	4,605	4,567	4,766	4,516	4,374	4,530	4,132	4,132	3,785	(8)%	(12)%
Client Assets (in billions of dollars)
Beginning Client Assets	7,395.7	7,574.8	7,642.7	7,838.2	7,614.0	7,982.3	7,918.3	8,138.0	7,803.8	7,686.6	7,862.1	7,284.4	7,301.7
Net New Assets (1)	43.5	44.3	51.8	42.9	22.9	31.4	80.3	33.6	40.6	46.3	(9.2)	32.8	19.8	(40)%	(54)%
Net Market Gains (Losses)	135.6	23.6	143.7	(267.1)	345.4	(95.4)	139.4	(367.8)	(157.8)	129.2	(568.5)	(15.5)	(489.0)
Total Client Assets (at month end)	7,574.8	7,642.7	7,838.2	7,614.0	7,982.3	7,918.3	8,138.0	7,803.8	7,686.6	7,862.1	7,284.4	7,301.7	6,832.5	(6)%	(10)%
Core Net New Assets (2)	43.5	44.3	51.8	42.9	36.8	45.1	80.3	33.6	40.6	46.3	(9.2)	32.8	40.6	24%	(7)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	525.1	531.9	542.5	530.1	548.3	543.1	559.2	541.9	533.7	538.9	509.3	513.0	483.8	(6)%	(8)%
Advisor Services (3)	3,209.3	3,256.5	3,333.4	3,253.2	3,399.8	3,374.3	3,505.2	3,382.4	3,342.5	3,404.6	3,190.5	3,213.8	3,040.4	(5)%	(5)%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	32,265	32,386	32,513	32,675	32,796	32,942	33,165	33,308	33,421	33,577	33,759	33,822	33,896	—	5%
Banking Accounts	1,574	1,578	1,594	1,580	1,593	1,608	1,614	1,628	1,641	1,641	1,652	1,658	1,669	1%	6%
Corporate Retirement Plan Participants	2,149	2,159	2,188	2,207	2,213	2,198	2,200	2,216	2,235	2,246	2,261	2,275	2,275	—	6%
Client Activity
New Brokerage Accounts (in thousands)	499	402	402	374	397	448	473	426	356	420	386	323	305	(6)%	(39)%
Client Cash as a Percentage of Client Assets (4)	10.5%	10.4%	10.3%	10.8%	10.4%	10.5%	10.9%	11.3%	11.5%	11.4%	11.9%	12.0%	12.8%	80 bp	230 bp
Derivative Trades as a Percentage of Total Trades	20.6%	22.2%	23.1%	23.1%	22.5%	23.4%	23.0%	22.4%	24.0%	22.4%	21.9%	22.6%	22.3%	(30) bp	170 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (5)	536,146	546,579	552,372	565,379	574,181	584,362	605,709	622,997	629,042	644,768	636,668	620,157	614,100	(1)%	15%
Average Margin Balances	78,410	79,910	81,021	81,705	83,835	87,311	88,328	86,737	84,354	81,526	83,762	78,841	74,577	(5)%	(5)%
Average Bank Deposit Account Balances (6)	161,377	151,275	150,896	152,330	154,040	153,877	154,918	157,706	153,824	155,657	152,653	154,669	155,306	—	(4)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (7,8) (in millions of dollars)
Equities	10,873	7,418	8,808	7,596	8,840	13,099	11,519	7,384	9,371	14,177	(786)	1,889	(1,586)
Hybrid	390	666	569	335	81	308	(1,207)	(367)	(478)	(497)	(529)	(1,718)	(1,054)
Bonds	10,101	6,917	8,044	6,232	4,425	4,097	5,600	1,804	(1,973)	(7,851)	(6,933)	(6,121)	(5,631)
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (7)	5,872	2,644	3,876	(308)	302	189	(2,859)	(4,961)	(6,318)	(11,888)	(16,657)	(20,761)	(16,258)
Exchange-Traded Funds (8)	15,492	12,357	13,545	14,471	13,044	17,315	18,771	13,782	13,238	17,717	8,409	14,811	7,987
Money Market Funds	(3,806)	(2,501)	(1,372)	(1,512)	(451)	(1,725)	(144)	(1,984)	(1,086)	(1,344)	(3,430)	7,106	11,544
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) June 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client. November 2021 includes an outflow of $13.7 billion from a mutual fund clearing services client. October 2021 includes an outflow of $13.9 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(5) Represents average total interest-earning assets on the company’s balance sheet.
(6) Represents average TD Ameritrade clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(7) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(8) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s second quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,819	$1,793	$2,808	$1,265	$5,652	$3,195	$5,563	$2,749
Acquisition and integration-related costs (1)	(94)	94	(144)	144	(190)	190	(263)	263
Amortization of acquired intangible assets	(154)	154	(154)	154	(308)	308	(308)	308
Income tax effects (2)	N/A	(60)	N/A	(80)	N/A	(121)	N/A	(147)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,571	$1,981	$2,510	$1,483	$5,154	$3,572	$4,992	$3,173
(1) Acquisition and integration-related costs for the three and six months ended June 30, 2022 primarily consist of $53 million and $109 million of compensation and benefits, $35 million and $66 million of professional services, and $4 million and $8 million of occupancy and equipment. Acquisition and integration-related costs for the three and six months ended June 30, 2021 primarily consist of $97 million and $169 million of compensation and benefits, $37 million and $64 million of professional services, and $7 million and $23 million of occupancy and equipment.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,274	44.6%	$1,719	38.0%	$4,113	42.1%	$3,679	39.8%
Acquisition and integration-related costs	94	1.8%	144	3.2%	190	1.9%	263	2.9%
Amortization of acquired intangible assets	154	3.1%	154	3.4%	308	3.2%	308	3.3%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,522	49.5%	$2,017	44.6%	$4,611	47.2%	$4,250	46.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,652	$.87	$1,117	$.59	$2,930	$1.54	$2,505	$1.32
Acquisition and integration-related costs	94.05		144.08		190.10		263.14
Amortization of acquired intangible assets	154.08		154.08		308.16		308.16
Income tax effects	(60)	(.03)	(80)	(.05)	(121)	(.06)	(147)	(.07)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,840	$.97	$1,335	$.70	$3,307	$1.74	$2,929	$1.55

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Return on average common stockholders’ equity (GAAP)	19%	10%	15%	10%
Average common stockholders’ equity	$35,611	$46,276	$40,063	$47,912
Less: Average goodwill	(11,952)	(11,952)	(11,952)	(11,952)
Less: Average acquired intangible assets — net	(9,151)	(9,762)	(9,227)	(9,838)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,868	1,907	1,877	1,925
Average tangible common equity	$16,376	$26,469	$20,761	$28,047
Adjusted net income available to common stockholders (1)	$1,840	$1,335	$3,307	$2,929
Return on tangible common equity (non-GAAP)	45%	20%	32%	21%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).